EXHIBIT 23.2

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


                    CONSENT OF MENDOZA BERGER & COMPANY, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of eNexi Holdings, Inc., as of December 31, 1999, and the period from inception (May 14, 1999) through December 31, 1999, and to the reference to it as experts in accounting and auditing relating to said financial statements in the Registration Statement under the Securities Act of 1933, Form SB-2 Amendment No. 2 for eNexi Holdings, Inc., dated ^ November 9, 2000.


/s/MENDOZA BERGER & COMPANY, LLP
   Mendoza Berger & Company, LLP

Dated: ^ November 9, 2000
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